                                                                EXHIBIT 10.12


                               SECOND AMENDMENT TO
                              TERM CREDIT AGREEMENT


     This Amendment is agreed to and effective as of the 13th day of March, 1996, by and between SA Telecommunications, Inc., a Delaware corporation formerly known as SA Holdings, Inc. (the "Borrower"), and Norwest Bank Minnesota, National Association, a national banking association (the "Bank").

     The Borrower and the Bank have entered into a Term Credit Agreement dated as of July 31, 1995, as amended by a First Amendment to Term Credit Agreement effective as of dated October 1, 1995, (together with all amendments, modifications and restatements thereof, the "Credit Agreement").

     The Borrower and the Bank wish to amend certain provisions of the Credit Agreement.

     ACCORDINGLY, in consideration of the mutual covenants contained in the Credit Agreement and herein, the parties hereby agree as follows:

          1. DEFINITIONS. All terms defined in the Credit Agreement that are not otherwise defined herein shall have the meanings given them in the Credit Agreement.

          2.   AMENDMENT.  The Credit Agreement is hereby amended as follows:

               (a) The last sentence of Section 5.1(b) of the Credit Agreement is hereby deleted, and the following is substituted therefor:

               As used herein, "Applicable Period" means (i) with respect to the Borrower's financial statements as of October 31, 1995, November 30, 1995, and December 31, 1995, 40 days, (ii) with respect to the Borrower's financial statements as of January 31, 1996, 48 days, (iii) with respect to the Borrower's financial statements as of February 29, 1996, 40 days, and (iv) with respect to the Borrower's financial statements as of each month-end thereafter, 35 days. The Borrower shall pay to the Bank on demand, as compensation for any delay in the delivery of documents required under this paragraph (b), a late reporting fee in the amount of $1,500 for each deadline under this paragraph as to which the Borrower fails to deliver all documents required hereunder. Neither the charging nor the payment of such fee shall excuse such breach of this paragraph (b) or constitute or imply any waiver of any Default or Event of Default arising therefrom.

               (b) The table in Section 5.9 of the Credit Agreement is hereby amended in its entirety to read as follows:

               MONTHS                                    RATIO
               ------                                    -----

               October 1995. . . . . . . . . . . . . . 4.85 to 1
               November 1995 . . . . . . . . . . . . . 3.65 to 1
               December 1995 . . . . . . . . . . . . . 3.65 to 1
               January 1996. . . . . . . . . . . . . . 3.55 to 1
               February 1996 . . . . . . . . . . . . . 3.50 to 1
               March 1996. . . . . . . . . . . . . . . 2.70 to 1
               April 1996. . . . . . . . . . . . . . . 3.00 to 1
               May 1996 through September 1996 . . . . 2.50 to 1
               October 1996 through June 1997. . . . . 2.25 to 1
               July 1997 through June 1998 . . . . . . 1.75 to 1
               July 1998 through June 1999 . . . . . . 1.25 to 1
               July 1999 and thereafter. . . . . . . . 0.75 to 1

          (c) Section 5.10 of the Credit Agreement is hereby amended in its entirety to read as follows:

               Section 5.10 SENIOR DEBT SERVICE RATIO. The Borrower will at all times maintain its Senior Debt Service Ratio, determined at the end of each calendar month designated below, at not less than the amount set forth below opposite such month:

               MONTHS                                    RATIO
               ------                                    -----

               Through December 1995 . . . . . . . . . 2.00 to 1
               January 1996 through February 1996. . . 1.65 to 1
               March 1996. . . . . . . . . . . . . . . 1.15 to 1
               April 1996. . . . . . . . . . . . . . . 1.45 to 1
               May 1996 through June 1996. . . . . . . 1.65 to 1
               July 1996 and thereafter. . . . . . . . 1.75 to 1

          (d) The table in Section 5.11 of the Credit Agreement is hereby amended in its entirety to read as follows:

               MONTH                         OPERATING CASH FLOW
               -----                         -------------------

               October 1995. . . . . . . . . . . .$1,443,299
               November 1995 . . . . . . . . . . .$1,876,712
               December 1995 . . . . . . . . . . .$1,875,000
               January 1996. . . . . . . . . . . .$1,950,000
               February 1996 . . . . . . . . . . .$2,000,000
               March 1996. . . . . . . . . . . . .$1,840,000
               April 1996. . . . . . . . . . . . .$2,300,000
               May 1996. . . . . . . . . . . . . .$2,740,000

     3. WAIVER AND CONSENT TO LIEN AND INDEBTEDNESS RELATED TO HEADQUARTERS. U.S. Communications, Inc. presently occupies a building at 1107 Austin Street, Levelland, Texas (such building, together with the land on which such building is located, being herein called the "Customer Service Property") pursuant to a sale-and-leaseback arrangement. Effective as of December 31, 1995, the Borrower has (i) assumed the promissory notes of Howard Maderra and Bill Johnson dated as of August 15, 1995 payable to the order of American State Bank, Lubbock, Texas in the original principal amount of $206,992.56 (the "Note") pursuant to the Assumption Agreement dated as of February 29, 1996, (the "Assumption Agreement") and (ii) become the owner of the Customer Service Property pursuant to a Special Warranty Deed from Howard Maderra and Bill Johnson as grantors, subject to a Deed of Trust dated August 16, 1995, securing the Note. For purposes of Sections 6.1 and 6.2 of the Credit Agreement, the Bank hereby consents to the incurrence of indebtedness and the granting of a lien to facilitate the Borrower's purchase of the Customer Service Property so long as (i) the aggregate principal amount of such indebtedness does not exceed $173,753, and
(ii) the lien securing such indebtedness does not extend to or cover any property of the Borrower or any Subsidiary other than the real property constituting the Customer Service Property.

     4.   DEADLINE FOR ADDITIONAL DOCUMENTS.   The Borrower and the Bank agree
that the deadline for delivery of the documents required to be delivered under paragraph 3(b) of the closing letter dated August 1, 1995, between the Borrower and the Bank shall be March 4, 1996.

     5.   WAIVER FEE.   In consideration of the Bank's entering into this
Amendment, the Borrower will pay the Bank a waiver fee on the date hereof in the amount of $25,000. Such fee shall be deemed fully earned by the Bank on the date hereof and shall be in lieu of any Default Increment required under Section 2.4(d) of the Credit Agreement on account of the breaches waived pursuant to this Amendment; provided, however, that the foregoing shall not limit the Bank's right to impose the Default Increment on account of any Default or Event of Default arising or continuing after the date hereof.

     6.   REPRESENTATIONS AND WARRANTIES.   The Borrower hereby represents and
warrants to the Bank as follows:

          (a) The Borrower has all requisite power and authority, corporate or otherwise, to execute and deliver this Amendment, and to perform this Amendment and the Credit Agreement as amended hereby. This Amendment has been duly and validly executed and delivered to the Bank by the borrower, and this Amendment and the Credit Agreement as amended herein constitute the Borrower's legal, valid and binding obligations, enforceable in accordance with their respective terms.

          (b) The execution, delivery and performance by the Borrower of this Amendment, and the performance of the Credit Agreement as amended hereby, have been duly authorized by all necessary corporate action and do not and will not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate the Borrower's articles of incorporation or bylaws or any provision of any law, rule, regulation or order presently in effect having applicability to the Borrower, or (iii) result in a breach of or constitute a default under any indenture or agreement to which the Borrower is a party or by which the Borrower or its properties may be bound or affected.

          (c) All of the representations and warranties contained in Article 4 of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

     7.   CONDITIONS.   The amendments, waivers and consents set forth in this
Amendment shall be effective only if the Bank has received (or waived the receipt of) each of the following, in form and substance satisfactory to the Bank, on or before the date hereof (or such later date as the Bank may agree to in writing):

          (a) This Amendment, duly executed by the Borrower, each Telecommunications Subsidiary and the Guarantor below.

          (b)  The waiver fee required under paragraph 5.

          (c) A copy of the resolutions of the board of directors of the Borrower evidencing approval of this Amendment, the Credit Agreement as amended hereby, and the other matters contemplated hereby, certified as accurate by the secretary of the Borrower.

          (d) A certificate of the secretary of the Borrower and the Telecommunications Subsidiaries (i) stating that there have been no amendments to or restatements of the articles of incorporation or bylaws of the Borrower or the Telecommunications Subsidiaries as furnished to the Bank in connection with the execution and delivery of the Credit Agreement other than those that may be attached to the certificate, and (ii) certifying the names of the officers of the Borrower and the Telecommunications Subsidiaries that are authorized to sign the documents to be delivered pursuant to this Agreement, together with the true signatures of such officers.

     8.   MISCELLANEOUS.   The consents and waivers granted herein are limited
to the express matters described herein; they do not constitute or imply any agreement to waive any breach, Default or Event of Default not expressly described herein, including but not limited to any such breach, Default or Event of Default hereafter arising. The Borrower shall pay all costs and expenses of the Bank, including attorneys' fees, incurred in connection with the drafting and preparation of this Amendment and any related documents. Except as amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Amendment, taken together, shall constitute but one and the same instrument. This Amendment shall be governed by the substantive law of the State of Minnesota.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written, but actually on the dates set forth under their signature below.

SA TELECOMMUNICATIONS, INC.                  NORWEST BANK MINNESOTA,
                                              NATIONAL ASSOCIATION

By  /s/  J. David Darnell                    By   /s/  Karen Dorn
    ----------------------------------            ----------------------
    Its   Vice President, Finance                 Its   Vice President
          ----------------------------                  ----------------
           and Chief Financial Officer
          ----------------------------

Date:     03/13/96                           Date:   03/14/96
          -----------------------------           --------------------------

                              CONSENT OF GUARANTORS

  Each of the undersigned, as guarantors of all indebtedness of the Borrower to the Bank under their separate guaranties, each dated July 31, 1995, (except in the case of Strategic Abstract & Title Corporation, whose Guaranty is dated November 1, 1995), hereby consents to the foregoing Amendment and acknowledges that all indebtedness arising under the Credit Agreement, as amended thereby, shall constitute Indebtedness guarantied under those guaranties. The foregoing confirmation shall not be deemed to limit the terms of the Guaranties in any manner. The undersigned acknowledge that this Consent merely confirms the terms of the Guaranties, and that no such confirmation is required in connection with this Amendment or any future amendment to or restatement of the Credit Agreement or any document executed in connection with the Credit Agreement or this Amendment.

LONG DISTANCE NETWORK, INC.                NORTH AMERICAN
                                           TELECOMMUNICATIONS CORP.

By  /s/  J. David Darnell                  By  /s/  J. David Darnell
    ----------------------------               -----------------------------
    Its  Chief Financial Officer               Its  Vice President and
         -----------------------                    ------------------------
                                                     Chief Financial Officer
                                                    ------------------------

SOUTHWEST LONG DISTANCE                    U.S. COMMUNICATIONS, INC.
  NETWORK, INC.

By  /s/  J. David Darnell                  By  /s/  J. David Darnell
    -----------------------------              -------------------------------
    Its  Vice President and                    Its  Vice President and
         ------------------------                   --------------------------
          Chief Financial Officer                    Chief Financial Officer
          ----------------------                    --------------------------

                                               /s/  Jack W. Matz, Jr.
                                               -------------------------------
                                               Jack W. Matz, Jr., Individually